Exhibit 5.2

November 17, 2025

Biodexa Pharmaceuticals PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ

United Kingdom

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as legal counsel to Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the registration statement on Form F-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to (i) an aggregate of (A) 3,377,110 units (“ADS Units”), consisting of (I) one American Depositary Share (“ADS”), representing 100,000 ordinary shares of the Company, nominal value £0.000001 per share (“Ordinary Shares”), and (II) one immediately exercisable warrant to purchase one ADS (the “Series L Warrants”), and (B) for some purchasers, pre-funded units (“Pre-Funded Units,” and collectively with the ADS Units, the “Units”), consisting of (I) one pre-funded warrant to purchase one ADS (the “Pre-Funded Warrants,” and collectively with the Series L Warrants, the “Offering Warrants”) and (II) one immediately exercisable Series L Warrant, (ii) ADSs issuable upon exercise of the Offering Warrants (the “Offering Warrant Shares”), and (iii) an warrants to purchase ADSs issuable to the placement agent (the “Placement Agent Warrants,” and collectively with the Offering Warrants, the “Warrants”) and (B) the ADSs issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Shares,” and collectively with the Offering Warrant Shares, the “Warrant Shares”). The Units, Ordinary Shares, ADSs, Warrants and Warrant Shares are sometimes collectively referred to herein as the “Securities.” The Units are to be sold by the Company pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) to be entered into by and between the Company and certain investors. The form of the Securities Purchase Agreement has been filed as Exhibit 10.20 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined the forms of Warrants, the form of the Securities Purchase Agreement, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

November 17, 2025

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the allotment and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable law, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible. With respect to our opinion as to the Securities convertible into or exercisable for ADSs represented by Ordinary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares are properly allotted and available for issuance under the Company’s Articles of Association as then in effect and that the consideration for the issuance and sale of Ordinary Shares represented by ADSs (or Warrants and/or Placement Agent Warrants exercisable for Ordinary Shares or any Units of such Securities) is in an amount that is not less than the nominal value of the Ordinary Shares. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

Our opinion is limited to the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. Various matters concerning the laws of England and Wales are addressed in the opinion of Stephenson Harwood LLP, separately provided to you.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

November 17, 2025

Based upon the foregoing, we are of the opinion that (i) the Units, when delivered to and paid for in accordance with the Registration Statement and the terms of the Securities Purchase Agreement, will constitute valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors in general and the general principles of equity, and (ii) the Warrants, if and when paid for in accordance with the terms of the Registration Statement and the terms of the Securities Purchase Agreement, will constitute valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors in general and the general principles of equity.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.